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                                                                   Exhibit 23.2


                               AUDITOR'S CONSENT

         We have issued our report dated August 16, 2002, accompanying the consolidated financial statements appearing in the Annual Report of Cyberguard Corporation and Subsidiary on Form 10-K for the year ended June 30, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Cyberguard Corporation and Subsidiary on Form S-3, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Fort Lauderdale, FL
April 1, 2003